EXHIBIT 11

                               CELSION CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE


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                                                 Three Months Ended December 31,
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                                                     2002             2001
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Net loss attributable to common stockholders      $(1,934,821)     $(1,653,408)
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Net (loss) income per common share*                 $(0.02)           $(0.02)
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Weighted average shares outstanding                95,128,667       78,404,179
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* Common stock equivalents have been excluded from the calculation of net loss per share as their inclusion would be anti-dilutive.